EXHIBIT 99

Term Sheets


Subject: CMBS NEW ISSUE: BACM 04-6 - **ANNOUNCEMENT**


Banc of America Commercial Mortgage Inc., Commercial Mortgage
Pass-Through
Certificates, Series 2004-6 $1.01B* NEW ISSUE CMBS

Lead-Mgrs/Bks:       Banc of America Securities LLC
Co-Managers:         Bear Stearns & Co. Inc./Goldman Sachs & Co.
Rating Agencies:     S&P and Fitch

Structure:           Expected to include super senior AAA

Collateral*:         82 Loans / 84 Properties
-Loan Seller:        Bank of America, N.A.
-Property Types*:    Ret 42.1%, Off 32.3%, Multi 14.8%,
                     SS 3.1%, MH 2.6%, Indus 2.4%, Hotel 1.8%, Land .9%
-Geographic*:        CA: 26.1% (No. CA: 17.1%, So. CA: 9.0%), TX: 16.5%,
VA:
                     8.7%, OH: 8.0%, NH: 7.1%, FL 5.2% No Others >5%
-DSCR/LTV*:          1.43x / 71.4%
-Top 10 Loans*:      42.6% of the pool, DSCR: 1.47x, LTV: 70.1%

-Top 3 Trust Assets*:

                                 DSCR     LTV        %UPB
Post Oak Central                 1.71x    63.7%       9.7%
Steeplegate Mall                 1.62x    64.7%       6.7%
Simon - Upper Valley Mall        1.25x    79.8%       4.8%

* Approximate, all amounts subject to change.

Expected Timing
Termsheets       - Tuesday, 12/07
Reds             - Tuesday, 12/07
Launch / Price   - Week of  12/13
Settlement       - Tuesday, 12/21

Roadshow
Tuesday   12/7  -  NY Meetings
Wednesday 12/8  -  8:30am NY breakfast and NY meetings
Thursday  12/9  -  8:30am Boston Breakfast
Thursday  12/9  -  12pm Hartford Lunch
Friday    12/9  -  8am Minneapolis breakfast

This message is for information purposes only, and we are not soliciting any action based upon it. The information herein is believed to be reliable but it should not be relied upon as such and is subject to change without notice. Banc of America Securities LLC and their affiliatesmay acquire, hold or sell positions in these securities or in related derivatives and may have an investment banking or banking relationship with the issuer. Information herein will be superseded by information in the final prospectus, copies of which may be obtained from Steve Hogue/Peter Cookson at Bank of America Securities LLC, 214 North Tryon Street, Charlotte, NC 28255. Such securities may not be suitable for all investors.